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Exhibit 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

        We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Archipelago Holdings, Inc. for the registration of 4,223,801 shares of Common Stock pertaining to the Archipelago Holdings, L.L.C. 2000 Long Term Incentive Plan, Archipelago Holdings, L.L.C. 2003 Long Term Incentive Plan and Archipelago Holdings 2004 Stock Incentive Plan, of our reports dated February 10, 2004, except as to Notes 1 and 2 to the consolidated financial statements, as to which the date is August 11, 2004, with respect to the consolidated financial statements of Archipelago Holdings, L.L.C. which appear in Archipelago Holdings, Inc.'s registration statement on Form S-1 (Registration No. 333-113226) filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

New York, New York
August 12, 2004

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  Exhibit 23.1
CONSENT OF INDEPENDENT ACCOUNTANTS